Exhibit 10.4

Debt CANCELLATION AGREEMENT

THIS DEBT CANCELLATION AGREEMENT (this “Agreement”) is made and entered into as of September 30, 2025 by and between SHF Holdings, Inc., a Delaware corporation (the “Company”), and Partner Colorado Credit Union, a Colorado not for profit corporation (“Lender”).

RECITALS

A. On March 29, 2023, the Company and Lender entered into that certain (i) Senior Secured Promissory Note (the “Loan”) and (ii) Security Agreement (collectively, the “Loan Agreements”), pursuant in the principal amount of Fourteen Million Five Hundred Thousand Dollars ($14,500,000).

B. Capitalized terms used but not defined herein and defined in the Loan Agreements shall have the meanings ascribed to such terms in the Loan Agreements.

C. As of the date hereof, the principal amount is Ten Million Seven Hundred Forty-Seven Thousand Four Hundred Seven Dollars and Seventy-Nine Cents ($10,748,407.79) (the “Principal Amount”).

D. The Company desires to cause the principal amount of the Loan to be deemed repaid and the obligations of the Company represented thereby with respect to such principal amount to be satisfied in full and cancelled, by exchanging shares of the Company’s Series B Convertible Preferred Stock, $0.0001 par value per share (the “Preferred Stock”) and a warrant to purchase shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), all as set forth herein.

E. Lender desires to acquire shares of the Preferred Stock and the Warrant in full satisfaction of all amounts due under the Loan and all obligations under the Loan Agreements, as set forth herein.

F. The Company and Lender are entering into this Agreement to set forth the terms and conditions applicable to the satisfaction and cancellation of the Outstanding Loan Obligations in consideration of the receipt of the Preferred Stock and the Warrant.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged by the parties hereto, the parties hereby agree as follows:

1. Issuance/Cancellation.

On the Closing Date (as hereinafter defined), (a) the Company will issue to Lender 13,436 shares of Preferred Stock and a warrant to purchase $6,717,755 of Common Stock (the “Warrant”). In consideration of its receipt of the Preferred Stock and the Warrant , all outstanding indebtedness (including, without limitation, the Principal Amount, interest and fees calculated in accordance with the applicable Loan Documents) under or relating to the Loan and all rights under the Loan Agreements in respect of the Loan (the “Outstanding Loan Obligations”“) shall automatically be deemed satisfied, retired, cancelled, null, void, and of no further effect and (b) the Loan Agreements shall terminate and all rights and obligations of the parties thereunder shall be null and void and of no further effect.

2. Closing and Deliveries.

2.1 Closing. The completion of the Issuance/Cancellation set forth in Section 1 above (the “Closing”) will take place on such date chosen by the parties upon satisfaction of all closing conditions (the “Closing Date”). The closing will take place remotely via the delivery and exchange of documents and signatures.

2.2 Company Deliveries. At the Closing the Company will deliver or cause to be delivered to Lender evidence of the issuance of the Preferred Stock and Warrant , which may take the form of electronic delivery of the Preferred Stock and Warrant to an account designated by Lender and a duly executed Warrant (such evidence, the “Issuance Evidence”).

2.3 Lender Receipt. Upon receipt of the Issuance Evidence, Lender will deliver or cause to be delivered to the Company an executed receipt and acknowledgement of the Payment in full, cancellation and satisfaction of the Outstanding Loan Obligations.

3. Representations and Warranties of Lender. Lender hereby represents and warrants to the Company as of the Closing Date as follows:

3.1 Complete Ownership. Lender is the sole record and beneficial owner of the Loan free and clear of any and all liens or restrictions on transfer.

3.2 Organization. Lender is duly incorporated, validly existing and in good standing under the laws of the State of Colorado, with full corporate power and authority to own, lease, use and operate its properties, if any, and to carry on its business as and where now owned, leased, used, operated and conducted.

3.3 Authorization; Enforcement. (a) Lender has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement, to consummate the transactions contemplated hereby and thereby and to satisfy and cancel all of the Outstanding Loan Obligations and acquire the Preferred Stock and Warrant in accordance with the terms hereof; (b) the execution, delivery and performance of this Agreement by Lender and the consummation by it of the transactions contemplated hereby have been duly authorized by all required parties and no further consent or authorization of Lender, its board of directors or its stockholders is required; (c) this Agreement has been duly executed and delivered by Lender; and (d) assuming the valid and binding execution of this Agreement by the Company and compliance with the terms of this Agreement by the Company, this Agreement constitutes a legal, valid and binding obligation of Lender enforceable against Lender by the Company in accordance with its respective terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

3.4 Legal Proceedings. There are no legal proceedings pending or, to Lender’s knowledge, threatened in writing, against or affecting Lender or Lender’s respective assets, at law or in equity, by or before any governmental authority, or by or on behalf of any third party, which, if adversely determined, would impair Lender’s ability to enter into this Agreement or consummate the transactions contemplated by this Agreement.

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4. Representations and Warranties of the Company. The Company hereby represents and warrants to Lender as of the Closing Date, as follows:

4.1 Organization and Qualification. The Company is duly formed, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own, lease, use and operate its properties, if any, and to carry on its business as and where now owned, leased, used, operated and conducted. The Company is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect.

4.2 Authorization; Enforcement. (a) The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement, to consummate the the transactions contemplated hereby and to issue the Preferred Stock and Warrant in accordance with the terms hereof; (b) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all required parties and no further consent or authorization of the Company, its board of directors or its stockholders is required; (c) this Agreement has been duly executed and delivered by the Company; and (d) assuming the valid and binding execution of this Agreement by Lender and compliance with the terms of this Agreement by Lender, this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company by Lender in accordance with its respective terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

4.3 Valid Issuance. The Preferred Stock have been duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and charges with respect to the issuance thereof. All shares of Common Stock issuable upon conversion of the Preferred Stock or upon exercise of the Warrant have been duly authorized and, upon issuance in accordance with the terms of the Certificate of Designation or Warrant, as applicable, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and changes with respect to the issuance thereof.

4.4 No Conflicts; No Violation.

(a) The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby including, without limitation, the issuance of the Preferred Stock and Warrant, the issuance of Common Stock upon conversion of the Preferred Stock and the issuance of Common Stock upon exercise of the Warrant) do not (i) conflict with or result in a violation of any provision of the Company’s Certificate of Incorporation or Bylaws, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment (including without limitation, the triggering of any anti-dilution provision), acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or by which any property or asset of the Company is bound or affected (except, in the case of clauses (ii) and (iii), for such conflicts, breaches, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of the Company).

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(b) Except as specifically contemplated by this Agreement and as required under the Securities Act of 1933, as amended, and any applicable state laws, the Company is not required to obtain any consent, authorization or order of (other than those obtained on or prior to the date hereof), or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, to issue (i) the Preferred Stock in accordance with the terms hereof, (ii) the shares of Common Stock issuable upon conversion of the Preferred Stock in accordance with the terms of the Certificate of Designation or (iii) the shares of Common Stock issuable upon exercise of the Warrant in accordance with its terms.

5. Conditions.

5.1. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment or waiver of the following conditions:

(a) the representations and warranties of Lender set forth in Section 3 of this Agreement shall be true and correct on and as of the Closing Date;

(b) The Lender shall have delivered to the Company: (i) this Agreement duly executed by the Lender, (ii) the Securities Purchase Agreement, duly executed by the Lender, and (iii) the Registration Rights Agreement, duly executed by the Lender; and

(c) the Lender shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

5.2. The obligations of Lender to consummate the transactions contemplated by this Agreement are subject to the fulfillment or waiver of the following conditions:

(a) the representations and warranties of the Company set forth in Section 4 of this Agreement shall be true and correct on and as of the Closing Date;

(b) The Company shall have delivered to the Lender: (i) the Securities Purchase Agreement, duly executed by the Company, and (iii) the Registration Rights Agreement, duly executed by the Company; and

(c) the Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

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6. Release of Security Interest.

6.1 Upon the Closing, the Lender, hereby releases and terminates any and all security interests, liens, and other rights granted to or held by the Lender in and to any and all collateral pledged by the Company pursuant to the Security Agreement.

6.2 The Lender hereby authorizes the Company, or its designee, to prepare, execute, and file on behalf of the Lender one or more UCC-3 Termination Statements or other documents necessary or appropriate to evidence the release and termination of the Lender’s security interest in the collateral described in any UCC-1 Financing Statements filed in connection with the Agreement.

6.3 The Lender agrees to take such further actions and execute such further documents as may be reasonably necessary to evidence or effectuate the foregoing.

7. Indemnification.

7.1 Indemnification by Company. In consideration of Lender’s execution and delivery of this Agreement and its acquisition of the Preferred Stock and Warrant hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company will defend, protect, indemnify and hold harmless Lender and all of its stockholders, officers, directors and employees (collectively, the “Lender Indemnitees”) from and against any and all Liabilities incurred or suffered by any Lender Indemnitee solely as a result of, or arising solely out of, or relating solely to (a) any breach of any representation or warranty made by the Company herein or in any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained herein or in any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against any Lender Indemnitee and arising out of or resulting from the execution, delivery, performance, breach or enforcement of this Agreement by the Company.

7.2 Indemnification by Lender. Lender will defend, protect, indemnify and hold harmless the Company and all of its stockholders, officers, directors, and employees (collectively, the “Company Indemnitees”) from and against any and all Liabilities incurred by a Company Indemnitee solely as a result of, or arising solely out of, or relating solely to (a) any breach of any representation or warranty made by Lender herein or in any other certificate, instrument or document contemplated hereby or thereby, and (b) any breach of any covenant, agreement or obligation of Lender contained herein or in any other certificate, instrument or document contemplated hereby or thereby.

7.2 “Liabilities” means, for any and all actions, all claims, losses, costs, penalties, fees, liabilities and damages and reasonable expenses necessarily incurred in connection therewith, including reasonable attorneys’ fees and disbursements.

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8. Miscellaneous.

8.1 Governing Law; Jurisdiction. This Agreement will be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws. The parties hereto hereby submit to the exclusive jurisdiction of the state courts located in the State of Delaware with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.

8.2 Counterparts; Electronic Signatures. This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement, once executed by a party, may be delivered to the other parties hereto by electronic transmission, including email, and a copy of this Agreement so delivered shall have the same effect as an original for all purposes.

8.3 Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

8.4 Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

8.5 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

8.6 Consents; Waivers and Amendments. The provisions of this Agreement may only be amended, modified, supplemented or waived upon the prior written consent of the Company and Lender.

8.7 Notices. All notices and other communications hereunder shall be in writing and shall be sent as set forth in the Loan Agreements.

8.8 Successors and Assigns. This Agreement is binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Company may assign this Agreement at any time in connection with a sale or acquisition of the Company, whether by merger, consolidation, sale of all or substantially all of the Company’s assets, or similar transaction, without the consent of Lender, provided that the successor or acquirer agrees in writing to assume all of the Company’s rights and obligations under this Agreement.

8.9 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

8.10 Survival. Unless otherwise set forth in this Agreement, the representations and warranties of Lender and the Company contained in or made pursuant to this Agreement will survive the execution and delivery of this Agreement and the Closing under this Agreement and will in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of Lender or the Company.

8.11 Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

SHF HOLDINGS, INC.

By:	/s/ Terrance Mendez
Name:	Terrance Mendez
Title:	Chief Executive Officer

PARTNER COLORADO CREDIT UNION

By:	/s/ Doug Fagan
Name:	Douglas Fagan
Title:	President and CEO